UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

                                (Amendment No. 1)

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  June 8, 2007

                               ROGERS CORPORATION
               (Exact name of Registrant as specified in Charter)

         Massachusetts                      1-4347                06-0513860
(State or Other Jurisdiction of   (Commission File Number)     (I.R.S. Employer
         Incorporation)                                      Identification No.)


       One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
              (Address of Principal Executive Offices and Zip Code)

                                 (860) 774-9605
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

================================================================================

Item 2.02        Results of Operations and Financial Condition.

In a Press Release dated August 6, 2007, Rogers Corporation (the "Registrant" or "Rogers") announced its final second quarter 2007 results. The Registrant's Press Release is furnished herewith as Exhibit 99.1.

The press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Registrant has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Rogers believes that net income from continuing operations and diluted earnings per share, excluding the effect of any restructuring and impairment charges, is a measure that should be presented in addition to income determined in accordance with generally accepted accounting principles (GAAP) and is useful to investors. The following matters should be considered when evaluating these non-GAAP financial measures:

     o Rogers reviews the operating results of its businesses excluding the impact of any restructuring and impairment charges because it provides an additional basis of comparison. We believe that these events are unusual in nature, and would not be indicative of ongoing operating results. As a result, management believes such charges should be excluded in order to compare past, current and future periods.

     o Restructuring and impairment charges principally represent adjustments to the carrying value of certain assets and do not typically require a cash payment.

     o Restructuring and impairment charges are typically material and are considered to be outside the normal operations of a business. Corporate management is responsible for making decisions about such charges.

The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results. This reconciliation can also be found on the Registrant's web site at www.rogerscorporation.com.

The information in this Form 8-K/A and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 2.05        Costs Associated with Exit or Disposal Activities

On June 13, 2007, the Registrant announced that it committed to a plan to restructure its Custom Electrical Components reporting segment workforce and reduce other related costs. The plan called for a significant employee reduction associated with shifting electroluminescent (EL) lamp production to its China facility, as a result of accelerated program terminations in the portable communications market and a reduced outlook for the future market demand for the Company's keypad backlight lamps. The Registrant could not at that time estimate the amount or the range of amounts of the restructuring charges and indicated that it would provide this information when it is able to make a determination of such estimate or range of estimates.

On August 6, 2007, the Registrant concluded that it would take restructuring charges of $12.9 million or $8.0 million net of taxes. Of the $12.9 million, approximately $7.1 million is attributable to the Durel division of the Custom Electrical Components reportable segment and approximately $2.7 million is related to the Flexible Circuit Materials portion of the Printed Circuit Materials reporting segment. The remainder of the charges of approximately $3.1 million primarily relates to severance associated with the company-wide work force reductions. As a result of these restructuring activities, the Company also expects to incur additional charges of approximately $2.7 million over the next three quarters.

A copy of the press release issued by the Registrant on August 6, 2007 announcing the amount of the restructuring charges is filed as Exhibit 99.1 to this Form 8-K/A and is incorporated herein by reference.


ITEM 2.06        Material Impairments

On June 13, 2007, the Registrant announced that it had concluded that it would potentially take a non-cash charge in the second quarter of 2007 related to the write-down of impaired assets within the Registrant's Custom Electrical Components reporting segment. The Registrant could not at that time estimate the amount or the range of amounts of the impairment charge and indicated that it would provide this information when it is able to make a determination of such estimate or range of estimates.

On August 6, 2007, the Registrant announced that it had concluded that the initiatives taken in the second quarter of 2007 did not result in impairment charges, however it did incur the restructuring charges disclosed in Item 2.05.

A copy of the press release issued by the Registrant on August 6, 2007 announcing the Registrant's conclusion to not take an impairment charge is filed as Exhibit 99.1 to this Form 8-K/A and is incorporated herein by reference.

ITEM 7.01        Regulation FD Disclosure

On August 6, 2007, the Registrant provided earnings guidance for the third quarter of 2007. A copy of the August 6, 2007 press release is furnished herewith as Exhibit 99.1.

The discussion in Item 2.02 of this 8-K/A with regard to non-GAAP financial measures is incorporated by reference into this Item 7.01.

The information in this Form 8-K/A and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.                                 Description
-----------                                 -----------

99.1 Press release, dated August 6, 2007, issued by Rogers Corporation (filed herewith pursuant to Items 2.05 and 2.06 and furnished herewith pursuant to Items 2.02 and 7.01)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ROGERS CORPORATION


                                             By:  /s/ Dennis M. Loughran
                                                 --------------------------
                                                  Dennis M. Loughran
                                                  Vice President, Finance and
                                                      Chief Financial Officer

Date:  August 6, 2007